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                                                                   Exhibit 10.12

                     O F F I C E  L E A S E  A G R E E M E N T


BY AND BETWEEN:

                           FREEHOLD-CRAIG ROAD PARTNERSHIP,
                           a New Jersey partnership,


                                            as "Landlord"

                           -and-


                           DIAMOND ENTERTAINMENT CORPORATION  as "Tenant"


PREMISES:                  Freehold Executive Center
                           Portion of 2ND Floor
                           Freehold, New Jersey


DATED:   OCTOBER 31, 1997


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         This Lease Agreement, made this 31st day of October 1997, between
Freehold-Craig Road Partnership, a New Jersey partnership, having an address at 4400 Rte. 9 South, Freehold, New Jersey, 07728, hereinafter called the "Landlord"; and Diamond Entertainment Corporation, having an office at Freehold Executive Center, Route 9, Freehold, New Jersey, Hereinafter called the "Tenant".

                                   WITNESSETH:

         WHEREAS, the Landlord is the owner of certain lands and premises located on Route 9, in Freehold Township, County of Monmouth and State of New Jersey, which said lands and premises contain approximately 5.02 acres of land, (hereinafter referred to as the "Property") and are more particularly described on Schedule "A" attached hereto and made a part hereof; and

         WHEREAS, the Landlord has erected on the Property an office building commonly known as Freehold Executive Center, containing approximately 64,669 square feet (hereinafter called the "Building"); and

         WHEREAS, the Tenant shall rent and occupy a portion of the second (2nd) floor of the Building, which floor space contains 1289 gross square feet of leased space, hereinafter called the "leased premises"), together with the right of Tenant to use common area spaces of the Building, all in accordance with terms and conditions hereinafter mentioned and the considerations herein expressed,

         NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable considerations, the Landlord does demise, lease and let unto the Tenant, and the Tenant does rent and take from the Landlord the leased premises, and the Landlord and Tenant mutually covenant and agree as follows:

         1.       LEASED PREMISES

         1.1 The leased premises consists of that portion of the second floor of the Building containing 1289 square feet of office space, based on outside of glass dimensions to center line of common wall, inclusive of a factor attributable to the common area space hereinafter referred to in Section 1.2, and hereinafter referred to as the "Gross Rentable Area". The leased premises are outlined on the plan attached hereto and made a part hereof, marked Schedule "B".

         1.2 The use of the leased premises includes the right, in common with other tenants of the Building, to use the common entranceways, foyers, lavatories, stairways, elevators, plaza areas and parking areas.

         1.3 The Landlord covenants and agrees with Tenant that it will provide 5 parking spaces for the use of the Tenant, its employees, agents, servants or invites, which use shall be in common with other tenants of the Building. Landlord shall have no obligation to police the use of the parking lot or the operation thereof.

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         1.4 Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall take the leased premises and improvements as of the Commencement Date of the within lease in an "as is" condition. Landlord warrants that effective as of the commencement Date of the lease all building systems, fixtures and equipment shall be in good repair and operating condition.

         2.       TERM OF LEASE

         2.1 The Landlord leases unto the Tenant, and the Tenant hires the leased premises for the term of three (3) years to commence on June 1, 1997 or the first day of a calendar month on or following the date when the leased premises are Ready for Occupancy (the "Commencement Date").

         2.2 During any partial monthly occupancy prior to the Commencement Date, Tenant shall be responsible to pay pro rata Annual Basic Rent, together with Tenant's Percentage of Additional Rent as in this lease provided. During said period of partial month occupancy the Tenant shall comply with all other terms and conditions of this lease on the part of the Tenant to be performed.

         3.       RENT

         3.1 Effective as of the Commencement Date of the lease, the Tenant shall pay Annual Basic Rent for the entire term in the annual sum of Sixty Nine Thousand Five Hundred Eighty Five Dollars and 00/100 ($69,585.00) dollars, payable in equal monthly installments in advance in the sum of One Thousand Nine Hundred Thirty Two and 91/100 ($1932.91) dollars, due promptly on the first day of each and every month during the term of this lease, without demand and without offset or deduction, together with such Additional Rent or charges required to be paid by the Tenant as hereinafter provided.

         3.2 In addition to the Annual Basic Rent and Additional Rent required to be paid hereunder, Tenant shall pay monthly during the lease term, a sum representing payment for Tenant's consumption of electrical energy at the leased premises, hereinafter referred to as "Tenant's electric". The aforementioned sum shall be paid together with the monthly payments of Annual Basic Rent to be paid as herein provided. Landlord shall furnish to Tenant, monthly, an invoice for Tenant's electric based upon readings of a submeter (which shall measure Tenant's use of electric energy within the leased premises), and Tenant's Percentage of the cost for electrical energy furnished to common area spaces and all services of the Building. Tenant shall pay such amounts to Landlord within ten (10) days of receipt of Landlord's invoice therefor, if not theretofore paid with Tenant's payment of Annual Basic Rent as hereinabove set forth.

         3.3 Any installment of rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the tenth
(10th) day of any lease month, shall bear interest at the per annum rate of five (5% percent over the prime rate charged by The Chase Manhattan Bank, N.A., to its most favored borrowers (hereinafter in



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this lease referred to as the "Premium Rate"), computed from the time when the same shall respectively become due and payable until the same shall be paid, which shall reflect daily rate changes as applicable.

         4.       ADDITIONAL RENT

                  Additional rent shall be paid by the Tenant in accordance with the provisions of this Article 4.

         4.1      Additional rent, taxes

                  (a) In the event that the amount of real estate taxes, assessments, sewer rents, rates and charges, state and local taxes, transit taxes or any other governmental charge, general, special, ordinary or extraordinary, hereinafter collectively called taxes (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except if in substitution for real estate taxes as hereinafter provided) which may now or hereafter be levied or assessed against the Property and upon the Building (hereinafter collectively called the "Real property") attributable to any tax year shall be greater than the amount of taxes on the Real Property attributable to the Base Year, then the Tenant shall pay to the Landlord, as additional rent, an amount equal to that proportion of such increase as the Gross Rentable Area of the leased premises bears to the Gross Rentable Area of the Building, which proportion is designated as "Tenant's Percentage", which for the purposes of this lease has been established as 2%. "Base Year" for purposes of this Article 4.1 shall mean the tax rate in effect as of the calendar year 1998, and the assessment shall be the calendar year in which the Building was fully assessed (which is 1987) as a completed building. The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time, and Tenant shall be obliged to pay Tenant's Percentage only of the installments of any such assessment applicable to the terms of this lease or any renewal hereof. Any amount due to the Landlord under the provisions of this Article 4.1 (a) shall be paid as part of Additional Rent as hereinafter provided in Article 4.2. Landlord shall furnish to Tenant a detailed statement showing the computation of Tenant's percentage of real estate taxes as part of the requirements of Article 4.2(c). The amount of taxes for the Base Year, against which Tenant's liability for Additional Rent in subsequent years is determined, shall be the amount thereof finally determined to be legally payable by legal proceedings or otherwise. In the event the amount of taxes for the Base Year has not been finally determined by legal proceedings or otherwise at the time of payment of taxes for any subsequent year, the actual amount of taxes paid by landlord for the Base Year shall be used in the statement provided by Landlord as the basis for Tenant's liability hereunder with respect to such subsequent year. Upon final determination of the amount of taxes for the Base Year by legal proceedings or otherwise, landlord shall deliver to Tenant a statement setting forth the amount of taxes for the Base Year as finally determined and showing in reasonable detail the computation of any adjustment due to landlord by reason thereof. Any payment due to Landlord by reason of such adjustment shall be paid as hereinbefore provided.

                  (b) If landlord shall receive any tax refund or rebate in respect of any tax year following the Base year, landlord may deduct from such tax refund any reasonable




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expenses incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall pay to Tenant that proportion of such refund or rebate as the rentable area of the leased premises bears to the rentable area of the Building provided that Tenant shall have paid the Landlord any portion of the taxes being refunded.

                  (c) If the tax year for real estate taxes shall be changed, then an appropriate adjustment shall be made in the computation of the additional tax due to Landlord or any amount due to Tenant. The computation shall be made in accordance with generally accepted accounting principles applied on a consistent basis.

                  (d) If the last year of the term of this lease ends on any day other than the last day of a tax year, any payment due to landlord or to tenant by reason of any increase or decrease in taxes shall be prorated and Tenant shall pay any amount due to Landlord within thirty (30) days after being billed therefor, and Landlord shall pay any amount due to Tenant. This covenant shall survive the expiration or termination of this lease.

                  (e) If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Real Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's Real Property, as if such Real Property were the only property owned by the Landlord, then and in such event, such substituted tax or imposition shall be payable and discharged pro rata, as applicable, in accordance with the obligations set forth in this Article 4, computed on the basis of such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

         4.2      Additional rent, operating expenses.

                  (a) In the event that the amount of Operating Expenses (as hereinafter defined) for the Base Year (for the purposes of this Article 4.2 herein defined to be the first calendar year of Tenant's occupancy) shall be less than the amount of Operating Expenses for any succeeding calendar year, then Tenant shall pay to landlord Tenant's percentage of the increase in Operating Expenses for said succeeding calendar year, such cost to be projected and interpolated as if the Building were 95% rented during the Base Year hereinabove defined.

                  (b) For the purposes of this Article 4.2, "Operating Expenses" shall mean the following expenses paid or incurred by Landlord in connection with the Building and the Property:

                           (A)      Wages, salaries, fees and other compensation
and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or by union agreement (or, if the employees or any of them are non-union, then payments for benefits comparable to those generally required by union agreement in first-class office buildings in the




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Monmouth County area, which are unionized) made to or on behalf of all employees of Landlord performing services rendered in connection with the operation and maintenance of the Building and the property, including, without limitation, persons engaged in the operation and maintenance of the Building and Property, Building superintendent and assistants, Building manager, and clerical and administrative personnel.

                           (B) Applicable real estate taxes and assessments
pursuant to Article 4.1.

                           (C) Cleaning costs for the Building and the Property,
including the windows and sidewalks, all snow and rubbish removal (including separate contracts therefor) and the costs of all labor, supplies, equipment and materials incidental thereto.

                           (D) Premiums and other charges incurred by
landlord with respect to all insurance relating to the Building and the property and the operation and maintenance thereof, including, without limitation: fire and extended coverage insurance, including windstorm, flood, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability; elevator; workmen's compensation; boiler and machinery; rent; use and occupancy; health, accident and group life insurance of all employees; and casualty rent insurance.

                           (E) The cost of heat, water and sewer, electric
and any and all other utility services used in connection with the operation and maintenance of the Building and the Property (excluding electricity and other utility services, if any, which are paid directly by tenants).

                           (F) Cost incurred for operation, service,
maintenance, inspection, repair and alteration of the Building, the Property, and the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building (including any separate contract therefor) and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items, including the cost attributable to maintenance and replacement of all landscaped areas, including maintenance of any underground sprinkler systems used in connection with the same, maintenance and replacement of the parking lot, including curbs, paving, striping and lighting.

                           (G) Sales and excise taxes and the like upon any of
the expenses enumerated herein.

                           (H) Management fees of the managing agent for the
Building, if any. If there shall be no managing agent, or if the managing agent shall be a company affiliated with Landlord, the management fees that would customarily be charged for the management of the Building by an independent, first-class agent in the Monmouth County area.

                           (I) The cost of replacements for tools and
equipment used in the operation and maintenance of the Building and the Property.

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                           (J) The cost of repainting or otherwise
redecorating any part of the Building other than premises demised to tenants in the Building.

                           (K) Decorations for the lobby and other public
portions of the Building below the
second floor.

                           (L) The cost of telephone service, postage, office
supplies, maintenance and repair of office equipment and similar costs related to operation of the Building Superintendent's office.

                           (M) The cost of licenses, permits and similar fees
and charges related to operation, repair and maintenance of the Building.

                           (N) Auditing fees necessarily incurred in
connection with the maintenance and operation of the Building, and accounting fees incurred in connection with the preparation and certification of a real estate tax escalation and the Operating Expenses escalation statements pursuant to this Article 4.

                           (O) all costs incurred by landlord to retrofit any
portion or all of the Building to comply with a change in existing legislation, whether Federal, State or Municipal; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class building.

                           (P) All expenses associated with the installation
or upgrading of any energy or cost saving devices.

                           (Q) Any and all other expenditures of Landlord in
connection with the operation, repair or maintenance of the Property or the Building which are properly expensed in accordance with generally accepted accounting principals consistently applied with respect to the operation, repair and maintenance of first-class office buildings in the Monmouth County area.

If Landlord shall purchase any item of capital equipment or make any capital expenditure as described in subsections O and P above, then the costs for the same shall be included in Operating Expenses in the year of installation and in subsequent years amortized on a straight-line basis, over an appropriate period, but not more than ten (10) years, with an interest factor equal to the prime interest rate charged by The Chase Manhattan Bank, N.A., to its most favored borrowers. If Landlord shall lease such item of capital equipment, then the rentals or other operating costs paid pursuant to such leasing shall be included in Operating Expenses for each year in which they are incurred. Notwithstanding the foregoing, "Operating Expenses" shall not include expenditures for any of the following:

                           (AA)     The cost of any capital addition made to the
Building (other than that specified as a part of Operating Expenses as provided above), including the cost to prepare space for occupancy by a new tenant.





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                           (BB)     Repairs or other work occasioned by fire,
windstorm or other insure casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

                           (CC)     Leasing commissions, advertising expenses
and other costs incurred in leasing or procuring new tenants.

                           (DD)     Repairs or rebuilding necessitated by
condemnation.

                           (EE)     Depreciation and amortization of the
Building, other than

                                    (i) capital expenditures which under
generally applied real estate practice are expensed or regarded as deferred expenses;

                                    (ii) capital expenditures appropriate to a
first-class office building or required by law as described in subsection O above; and

                                    (iii) capital expenditures designed to
result in savings or reductions in Operating Expenses as described in subsection P above.

                           (FF) The salaries and benefits of executive officers
of landlord, if any.

Operating Expenses shall be "net" and, for that purpose, shall be reduced by the amounts of any reimbursement or credit received or receivable by landlord with respect to an item of cost that is included in Operating Expenses (other than reimbursements to landlord by tenants of the Building pursuant to Operating Expenses escalation provisions). If landlord shall eliminate the payment of any wages or other labor costs or otherwise reduce Operating Expenses as a result of the installation of new devices or equipment, or by any other means, then in computing the Operating Expenses the corresponding items shall be deducted from the Operating Expenses allowance for the operating year.

                  (c) As soon as reasonably feasible after the expiration of the first calendar lease year (Base Year), landlord will furnish to Tenant a statement by an officer of landlord showing in reasonable detail the Operating Expenses for the Base year. As soon as reasonably feasible after the expiration of each calendar lease year after the Base Year, Landlord will furnish to Tenant a statement by an officer of the Landlord showing in reasonable detail the Operating Expenses for said calendar lease year, as compared to the statement of the Operating Expenses for the preceding year. At the time of rendering such statement, any adjustment due to the Landlord for underpayment or to Tenant for overpayment under the provisions of Article 4.2 shall be paid or credited as applicable as hereinafter provided as follows:

                           (i)      Commencing with the second calendar year of
the lease term Tenant agrees to pay monthly, in addition to the Annual Basic Rent, a sum equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's percentage of Operating Expenses for the second year of the lease term based on Landlord's Operating Expenses for the first lease year. Landlord shall advise Tenant in writing of such required payment and at the expiration



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of the second lease year Landlord and Tenant agree to adjust such estimated payment as hereinafter set forth in subsection (ii).

                           (ii) Commencing with the third calendar year of
the lease term, and continuing yearly thereafter, in the event the Tenant shall be required to pay additional rent for Operating Expenses as in this
Article 4.2 required, the Tenant agrees, in addition to the Annual Base Rent to be paid pursuant to Article 3, that it will pay monthly 1/12th of the sum required to be paid as Additional Rent attributable to Tenant's Percentage of Operating Expenses for the prior lease year or Landlord's estimate thereof if the actual Operating Expenses have not been ascertained. Such monthly payment shall be made together with Tenant's regular monthly payment of Annual Basic Rent. At the end of each lease, including the end of the second lease year as hereinabove provided in subsection (i), there shall be an adjustment between the Landlord and Tenant with respect to the aggregate of the monthly Additional Rent paid for Operating Expenses so as to either (i) require payment by tenant to Landlord of any amount required in excess of the twelve
(12) monthly payments, based on the prior year's Operating Expenses as hereinabove provided; or (ii) credit the Tenant with any overpayment made in excess of required Operating Expenses for that calendar year. Landlord shall furnish Tenant with the computation of detailed Operating Expenses for the applicable lease year in the manner hereinabove provided, and any required payment to Landlord or credit to Tenant, as applicable, shall be paid or made within thirty (30) days after Landlord's demand and furnishing by Landlord to Tenant the required computation and statement of Tenant's percentage of Operating Expenses as above provided.

                  (d) Tenant or its representatives shall have the right to request to examine Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses during normal business hours at any time within ninety (90) days following the delivery by Landlord to Tenant of such statement. Tenant shall have an additional sixty (60) days to file any written exception to any item of expense, however, nothing herein shall be deemed to afford Tenant any right to withhold any payment due from Tenant to Landlord; and, in the event of any such withholding of payment of Annual basic Rent or Additional rent, Tenant shall pay the Premium Rate, computed daily from the date of default to the date of payment. Each expense for which Landlord shall bill Tenant as set forth hereinabove shall be necessary and reasonable for the operation of the Building and Property and shall be delineated by Landlord in detail to Tenant.

                  (e) If the last year of the term of this lease ends on any day other than the last day of a calendar year, any payment due to Landlord or to tenant by reason of any increase or decrease in Operating Expenses shall be prorated and Tenant shall pay any amount due to Landlord within thirty (30) days after being billed therefor. This covenant shall survive the expiration or termination of this lease.

         5.       USE

         5.1 The Tenant covenants and agrees to use and occupy the leased premises for general offices purposes only, and for no other purpose.





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         5.2      The Tenant covenants and agrees that it will not use the
leased premises for any use which creates an extra hazard of fire or other danger or casualty, or which will increase the rate which Landlord or other tenants must pay to secure fire or liability insurance, or which will render the Building or it's improvement's uninsurable.

         6.       REPAIRS AND MAINTENANCE

         6.1 During the term of this lease, the Landlord, at its expense, shall keep in good order, safe condition and repair, the structural parts of the Building and the common areas which the leased premises are a part, including the walls, roof, floor, foundation load bearing members, trusses and joists, as well as all plumbing, utilities and facilities serving the leased premises, (with the exception of lighting fixture bulbs) except for repairs or maintenance occasioned by the negligence or deliberate act of Tenant, or its agents, servants, employees and invites which shall be then repaired at the cost and expense of the tenant.

         6.2 The landlord shall take good care of and maintain and repair the lawns, shrubbery, driveway, sidewalks, entranceways, foyers, curbs and parking area on the Property, and the Landlord shall provide snow removal.

         6.3 Tenant agrees to keep the leased premises in as good repair as they are at the beginning of the term of this lease, reasonable use and wear thereof and damage by fire or other casualty not caused by Tenant excepted. Tenant further agrees not to damage, overload, deface or commit waste of the leased premises. Tenant shall be responsible for all damage of any kind or character to the leased premises including the windows, floors, walls and ceilings, caused by Tenant or by anyone using or occupying the leased premises by, through or under the Tenant. Landlord shall repair the same as deemed necessary by Tenant or Landlord, and Tenant agrees to pay the costs incurred therefor to Landlord upon demand. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall, at its sole cost and expense, be responsible for the repair, maintenance and replacement of any items installed by Landlord for Tenant's use as leasehold improvements over and above the improvements furnished by Landlord. Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the leased premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of rent because of such repairs, alterations, additions or improvements or because of any delay by Landlord in making the same. Tenant shall give to Landlord prompt written notice of any accidents to, or defects in plumbing, electrical, heating and air-conditioning systems and apparatus located in the leased premises.

         7.       LANDLORD'S SERVICES

         7.1 Landlord shall furnish the services for which the Building is equipped, to the extent that the existing facilities for such services permit, except that heat and air-conditioning, as required, shall be furnished only between the hours of 8:00 A.M. and 6:00 P.M. Monday through Friday; 8:00 A.M. and 12:00 P.M. Saturdays (Sundays and national holidays excluded). Notwithstanding the foregoing, it is understood and agreed that the Tenant shall

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have twenty-four (24) hour access to the Building at all times. Landlord shall, at its cost and expense, install a submeter to measure Tenant's use of electric energy at the leased premises and may also install a bypass switch to measure and monitor hours of overtime usage by Tenant at the rate of $40.00 per hour during the first year of the term hereof and thereafter, said hourly charge shall be increased annually by the percentage increase in electric and gas utility rates for the Building operation, if any. If a bypass switch may not be installed, Tenant agrees that it will keep a log of its overtime hours and furnish to Landlord monthly a statement of any such overtime. Landlord reserves the right to establish such other methods of monitoring overtime use, and Tenant agrees to comply with any such reasonable regulations, which regulations in any event shall apply to all other tenants of the Building.

         7.2 Electric energy for Tenant's requirements within the leased premises (excluding HVAC), including Tenant's electric for lighting, electric typewriters, adding machines, copying machines, work processors, and any other similar electricity requirements, as are customarily used in a general business office, shall be paid for by tenant to the Landlord, based upon a Landlord handling fee and the charges indicated by the submeter which shall be installed by Landlord to monitor such electric usage within the leased premises. Any requirements for high energy computers shall be only with the express written consent of Landlord who reserves the right to require Tenant to pay any additional costs attributable to such high energy use including any additional requirements for air-conditioning attributable to such use or installation of additional power service.

         7.3 Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system over and above that equipment shown on Tenant's Plan without the Landlord's prior written consent, however, Landlord shall not unreasonably withhold such consent. Landlord shall not be liable in any way to tenant for any failure or defect in the supply or character of electric energy furnished on the leased premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant's use of electric energy in the leased premises shall not at any time exceed the capacity of any of the electric conductors and equipment in or otherwise serving the leased premises.

         7.4 Janitorial services are as referred to on Schedule "E" annexed hereto and made a part hereof.

         8.       INABILITY TO PERFORM

                  In case Landlord is prevented or delated in furnishing any service as set forth herein or otherwise by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction in Annual Basic Rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such absence of Building services constitutes actual or constructive, total or partial eviction or renders the leased premises untenantable. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give tenant reasonable advance notice of any contemplated

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stoppage and will use reasonable efforts to avoid unnecessary inconvenience to
Tenant by reason thereof. Landlord agrees, however, that it will use all reasonable efforts to obtain restoration of services based on the then existing circumstances.

         9.       INSURANCE

                  Tenant shall keep in force at its own expense comprehensive general liability insurance (including a contractual liability insurance endorsement) in companies acceptable to Landlord sufficient to cover such indemnification and naming as insured Landlord, owner of the Property, Landlord's managing agent, if any, Landlords mortgagees and Tenant against claims for "personal injury", including bodily injury and death, in amounts not less than three million and 00/100 ($3,000,000.00) dollars, and for property damage in amounts not less than one million and 00/100 ($1,000,000.00) dollars, (or such higher limits as may be determined by Landlord), and Tenant will further deposit the policy or policies of such insurance, or certificates thereof, with Landlord. Said policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be cancelled without at lease ten (10) days' prior written notice to Landlord and Landlord's managing agent, if any, and that no act or omission of Tenant shall invalidate the interest of Landlord under said insurance. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

         10.      LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION

                  The Landlord reserves the right to enter the Building, property and leased premises in connection with the construction and erection of any additions or improvements to the Building and Property of which the leased premises are a part, provided that in the use of such right the Landlord shall not unreasonably interfere with the use of the parking areas and driveways or the Tenant's business.

         11.      FIXTURES

         11.1 The Tenant may install and remove Tenant's property, equipment and fixtures in the leased premises during the term of the lease. If the Tenant moves out or is dispossessed, and fails to remove any such property, equipment and fixtures after the last day for which all Annual Basic Rent is paid, then the said property, equipment and fixtures shall be deemed at the option of the Landlord to be abandoned, and Tenant shall reimburse to Landlord the reasonable cost of removal thereof from the leased premises, including any cost of disposal thereof.

         11.2 The Tenant shall repair, at its cost and expense, any damage to the leased premises resulting from the removal of its property, equipment and fixtures. However, if Tenant fails to do so, it shall be responsible to reimburse the Landlord for the reasonable cost of compliance with the terms and conditions of the within covenant.

         11.3 All installation and removal of tenants fixtures, property and equipment shall be done in accordance with all applicable laws and ordinances and the rules and regulations of all governmental boards and bodies having jurisdiction.

         12.      CHANGES IN OR ABOUT PREMISES

                  This lease shall not be affected or impaired by any change in any sidewalk, alleys or streets adjacent to or around the Building, or in parking regulations of the Township of Freehold or any County or State Agency or Office.

         13.      ASSIGNMENT AND SUBLETTING

         13.1 Tenant shall not assign, mortgage or otherwise transfer or encumber this lease, nor sublet all or any part of the leased premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. It will not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business to not be consistent with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building, or if the proposed rental rate is lower than the then current rate at which similar space in the Building is being offered by Landlord, or if the proposed subletting is to a prospective subtenant for less than fifty (50%) per cent of the leased premises, provided that:

                  (A) Tenant's request for consent to sublease and assignment shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the leased premises, and the terms and conditions of the proposed assignment or subletting.

                  (B) Within thirty (30) days from receipt of such request, Landlord shall either: (a) grant or refuse consent; or (b) elect to require Tenant (i) to execute an assignment of lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or (ii) if the request is for consent to a proposed assignment of this lease, to terminate this lease and the term hereof effective as of the last day of the third month following the month in which the request was received.

                  (C) Each assignee hereunder shall assume and be deemed to have assumed this lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on

Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of assignee to execute the same shall not release assignee from it's liability as set forth herein.

                  (D) Landlord shall not be deemed to have unreasonably withheld its consent if it shall in any instance refuse such consent to:

                           (i)      subletting to more than two subtenants
(including Tenant) for the entire leased premises;

                           (ii) as assignment or sublease for a term of less
than two (2) years (unless the unexpired term hereof shall be less than two (2) years, in which event, such sublease shall be for one day less than such unexpired term).

                  (E) If such consent to any assignment or subletting hereunder shall be given:

                           (i)      such consent to assign this lease or to
sublet shall not release or discharge Tenant of or from any liability, whether past, present or future, under this lease and Tenant shall continue fully liable under this lease for any default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this lease;

                           (ii)     the subtenant or subtenants shall agree to
perform faithfully and be bound by all the terms, covenants, conditions, provisions or agreements of this lease to the extent of the leased premises sublet;

                           (iii) an executed copy of each sublease and agreement
of assumption of performance by each of the subtenants (limited to the extent of the leased premises sublet) shall be delivered to Landlord promptly upon execution;

                           (iv)     (a) the tenant shall pay to the Landlord
monthly, one-half of any increment in rent received by Tenant per square foot per annum over the Annual Basic Rent and any Additional Rent then in effect during the year of assignment or subletting, which payment shall be made monthly together with the required monthly payments of Annual Basic rent to be paid pursuant to Article 3; and (b) if Tenant receives any consideration or value for such assignment or subletting Landlord shall be paid one-half of any such consideration or value within 10 days after receipt of the same by Tenant. As a condition hereunder, Tenant warrants and represents to Landlord that it will furnish to Landlord a copy of all pertinent documents with respect to any such assignment or subletting so as to establish Tenant's obligation to Landlord hereunder.

         13.2 Tenant is expressly prohibited from assigning or subleasing Tenant's leased space to any tenant, or assignee or subtenant of a tenant, occupying space in the Freehold Executive Center. Any assignment or sublease in violation of the prohibition hereinabove referred to shall be deemed a default under this lease.

         13.3 As an express inducement to Landlord to enter into this lease, Tenant agrees that in the event it elects to assign or sublease, and in the event Landlord shall not recapture the leased premises as hereinbefore provided in Article 13.1, Tenant agrees that it will grant to the Landlord's managing agent a six (6) month exclusive to produce an assignee or subtenant pursuant to the authorization of tenant, the managing agent to be paid a customary brokerage commission in accordance with the practice of the local real estate boards in consideration of the services rendered in the event of the consummation of any such assignment of lease or sublease of the leased premises.

         14.      FIRE

         14.1 In case of any damage to the Building on the Property by fire or other casualty occurring during the term of this lease or previous thereto, which renders the leased premises wholly untenantable so that the same cannot be repaired within one hundred twenty (120) days from the happening of such damage, then the terms hereby created shall, at the option of the Landlord, terminate from the date of such damage. In the event the Landlord elects to terminate the lease for any reason which is due to the inability to restore the same within the one hundred twenty (120) day period, Landlord shall notify the Tenant, in writing, certified mail, return receipt requested, of such a fact within thirty
(3) days of the happening of the fire or casualty, and in such event the tenant shall immediately surrender the leased premises and shall pay rent only to the time of such damage and the Landlord may re-enter and repossess the leased premises discharged from this lease. In the event the Landlord can restore the leased premises within one hundred twenty (120) days, it shall advise the Tenant of such fact within thirty (30) days of such damage in writing, by certified mail, return receipt requested, and the lease shall remain in full force and effect during the period of Landlord's restoration, except that rent shall abate while the repairs and restorations are being made, but the rent shall recommence upon restoration of the leased premises and delivery of the same by the Landlord to the Tenant. Landlord agrees that it will undertake reconstruction and restoration of the damaged premises with due diligence and reasonable speed and dispatch.

         14.2 If the Building shall be damaged, but the damage is repairable by Landlord's estimation within one hundred twenty (120) days, the Landlord agrees to repair the same with reasonable promptness. In such event, the rent accrued and accruing shall not abate, except for that portion of the leased premises that has been rendered untenantable and as to that portion the rent shall abate based on equitable adjustments as determined by Landlord.

         14.3 In connection with Landlord's restoration as hereinabove referred to, in determining what constitutes reasonable promptness consideration shall be given to delays caused by acts of God, strikes, and other causes of Force Majeure beyond the Landlord's control.

         14.4 The Tenant shall immediately notify the Landlord in case of fire or other damage to the leased premises.

         14.5 Notwithstanding anything contained in Articles 14.1 or 14.2 above, if such repairs are for any reason not completed within one hundred twenty (120) days, then the

Tenant shall have the right to terminate this lease, and in such event of termination Landlord and Tenant shall thereupon be released of liability one to the other, and the within lease shall be deemed null and void.

         15.      COMPLIANCE WITH LOCAL RULES AND REGULATIONS

         15.2 Landlord covenants and agrees with Tenant that upon acceptance and occupancy of the leased premises, the leased premises will comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal State and Municipal Government and of any and all their departments and bureaus, and to the requirements of the Board of Fire Underwriters or its equivalent in the State of New Jersey, which are applicable to the use and construction of the same.

         15.2 The Tenant covenants and agrees that upon and after acceptance and occupancy of the leased premises, it will promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Government and of any and all their departments and bureaus (provided same are applicable to Tenant's occupancy or use of said leased premises) or to the reasonable rules promulgated by the Landlord in writing for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with said leased premises during said term and arising from the operations of the Tenant therein, at the Tenant's cost and expense, subject to the right of the Tenant to contest the decision by any such department or bureau as hereinafter mentioned. In the event the Tenant contests any such governmental decision, it shall indemnify, defend and save the Landlord harmless from any fine, penalty, costs and liability imposed upon the Landlord as a result of Tenant's failure so to comply. The tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the leased premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters or its equivalent in connection with the use and occupancy of the leased premises by the Tenant in the conduct of its business. Anything hereinabove to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall not be required to make structural changes in the Building if the same are required by governmental regulation, as the same may be applicable as a matter of general application to the leased premises, provided that the Tenant shall be required to make structural changes that may be required by governmental regulation if directly attributable and resulting from Tenant's occupancy and use of the Building in the conduct of its business.

         15.3 If the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, failure of the Tenant to comply with the requirements of Article
15.2 above shall be deemed an item of default for which the Landlord shall have recourse by termination of this lease of exercise of any other rights reserved to the Landlord hereunder, in accordance with the terms and conditions of this lease.

         16.      TERMINATION

         16.1 If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof the leased premises or any part thereof shall be or become abandoned or deserted, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may without being liable for damages, re-enter the leased premises and take possession thereof; and, without being obligated to relet the leased premises as agent for the Tenant or otherwise, the landlord may at its option relet the leased premises and receive the rents therefor and apply the same, first to the payment of such expenses, including real estate brokerage, reasonable attorney fees and costs, as the Landlord may have been put into reentering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained by Landlord. Said deficiencies will be increased by the Premium Rate retroactive to the date of re-entry by Landlord.

         16.2 If the Tenant defaults in the performance of any conditions or covenants in this lease contained, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease, or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, then in either of such events, unless they shall be cured within thirty (30) days' after receipt of written notice from Landlord or his agent, of such termination. This lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof. Notwithstanding the termination, the landlord may still enforce its rights reserved pursuant to Article 16.1.

         16.3 Anything in Articles 16.1 and 16.2 above to the contrary notwithstanding, any default by Tenant in the payment of rent or any other monetary obligation shall be cause for termination if the same is not paid promptly as required by the terms and conditions of the lease. Any other default in the lease shall be cause for termination if the same is not cured within thirty (30) days after written notice given in the same manner as provided in
Article 16.2 above.

         17.      INSPECTION BY LANDLORD

                  The Tenant agrees that the said Landlord's agents, and other representatives, shall have the right to enter into and upon the leased premises, or any part thereof, at all reasonable hours without unduly disturbing the operations of the Tenant for the purpose of examining the same or for making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

         18.      NOTICES

                  All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, addressed to the Landlord at the address set forth at the head of this agreement or such other place as the Landlord shall designate in writing. All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, addressed to the Tenant at the leased premises, or such other place as the Tenant shall designate in writing.

         19.      NON-WAIVER

                  The failure of the landlord to insist upon strict performance of any of the covenants or conditions of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect. If the landlord pursues any remedy granted by the terms of this lease or their terms of applicable law, it shall not be construed as a waiver or relinquishment of any other remedy afforded thereby.

         20.      ALTERATIONS OR IMPROVEMENTS BY TENANT

         20.1 Tenant shall not do any painting or decorating, or erect any partitions or make any alterations or improvements in the leased premises, or do any nailing or boring into the ceilings, walls, or floors, without the prior written consent of landlord. Tenant shall furnish to Landlord a plan and/or specifications with respect to Tenant's proposed work in connection with any request for Landlord's consent to permit the work to be performed by Tenant as hereinabove referred to. Unless objected to by Landlord in writing, such work may be performed by Tenant or under the direction of Tenant, at its cost and expense. Nothing herein contained shall be construed to permit Tenant at any time to make any structural modifications to the leased premises or any alterations or modifications to the leased premises or any alterations or modifications to existing Building systems serving the leased premises. Tenant hereby agrees that all permitted alterations and improvements made in, to or on the leased premises shall unless otherwise provided by written agreement, be the property of Landlord and shall remain upon and be surrendered with the leased premises. At Landlord's request all such alterations and improvements shall be restored to their original condition at Tenant's expense at the termination of this lease.

         20.2 Nothing herein contained shall be construed as a consent on the part of the landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant agrees that it will cause the removal of such mechanic's liens occasioned by it within five (5) days after notice given by landlord to Tenant of the existence of same. Tenant's failure to cause such removal shall be deemed a default pursuant to the terms and conditions of the within lease, permitting landlord to exercise its right of termination at the expiration of the five (5) day period hereinabove referred to. In addition, Tenant shall indemnify Landlord from any liability, loss or damage occasioned by failure of Tenant to cause such mechanic's lien to be discharged.

         21.      NON-LIABILITY OF LANDLORD

         21.1 It is understood and agreed that landlord, in its capacity as landlord and, if applicable, as builder or general contractor of the Building shall not be liable to Tenant, Tenant's agents, employees, contractors, invites or any other occupant of the leased premises for any damage to property or for any inconvenience or annoyance to Tenant or any other occupant of the leased premises or interruption of Tenant's or such other occupant's business, arising out of or attributable to (1) the design and construction of the leased premises and the Building; (ii) any maintenance, repairs, replacements, additions, alterations, substitutions and installations made to the leased premises and the Building; (iii) the failure of Landlord to perform Landlord's lease obligations; and (iv) any cause of happening whatsoever, including negligence by Landlord and Landlord's agents, servants and employees with respect to any of the events or occurrence referred to in subdivision (i) through (iii), or otherwise. The foregoing covenant is an express inducement to landlord to enter into the within lease and the Tenant acknowledge that it understands the scope and consequence of Landlord's exculpation as herein provided.

         21.2 Anything hereinabove contained to the contrary notwithstanding, Tenant in all events shall assume all risk of damage or loss to its property, equipment and fixtures occurring in or about the leased premises, whatever the cause of such damage or loss, including Landlord's negligence.

         22.      CONDEMNATION

                  If the whole or part of the leased premise shall be acquired by Eminent Domain for any public or quasi public use or purpose so that the leased premises cannot be used for its intended leased purposes, or if the parking areas shall be taken by Eminent Domain and the Landlord shall not substantially replace such parking areas so as to provide the parking spaces for Tenant required pursuant to Article 1.3, then and in either such event, the term of this lease shall cease and terminate from the date that possession of the leased premises is taken by the condemning authority in the Eminent Domain proceeding, or as the result of the delivery of a deed in lieu of condemnation. The Tenant shall have no claim against the Landlord for the value of any unexpired term of said lease. No part of any award made to the landlord shall belong to the Tenant, nor shall the Tenant make any claim against the condemning authority for the value of its leasehold. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that without affecting Landlord's award as hereinabove referred to, the Tenant may make such independent claim as the law may allow with respect to Tenant's leasehold improvements, if any, trade fixtures and equipment.

         23.      INCREASE OF INSURANCE RATES

                  If the rate which the Landlord must pay to secure fire insurance shall be increased because of any change in occupancy or use of the leased premises by the Tenant, or because of the Tenant's non-compliance with the rules, regulations or requests of the fire insurance carrier, then such increase shall be paid by the Tenant to the Landlord as Additional Rent.

         24.      TENANT'S FIRE INSURANCE

                  The tenant, at its own cost and expense, shall insure its own fixtures, equipment and contents, it being expressly understood and agreed that the same is not the responsibility of the Landlord nor shall it be liable therefor.

         25.      INDEMNITY

                  Anything in this lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to
Article 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by landlord by reason of any of the following occurring during the term of this lease:

                  (i) Any matter, cause or thing arising out of use, occupancy, control or management of the leased premises and any part thereof;

                  (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invites;

                  (iii) any accident, injury, damage to any person or property occurring in, or about the leased premises;

                  (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with. Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

         26.      FORCE MAJEURE

                  Except for the obligation of the Tenant to pay rent and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any other act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

         27.      MORTGAGE PRIORITY

                  This lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Property, the Building or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the property and the Building, including any mortgagee or holder of any estate or interest having priority over this lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the lease term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this lease as though it had been executed prior to the execution and delivery of the mortgage. Tenant, if requested by Landlord, shall execute any such instruments in recordable form as may be reasonable required by landlord in order to confirm or effect the subordination of this lease and the attornment of Tenant to future landlords or mortgagees in accordance with the terms of this lease.

         28.      SURRENDER OF PREMISES

                  On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the leased premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the leased premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the leased premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, which covenant shall survive the surrender and the delivery of the leased premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the leased premises. All property not removed by tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the leased premises be not surrendered to the end of the lease term,, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the leased premises, including, without limitation any claims made by any succeeding tenant founded on the delay. In addition thereto, Tenant shall pay to Landlord a sum equal to two times the then economic market rent and Additional Rent for each day of holdover, or such then existing statutory penalty as may be imposed in accordance with Statutory Law of the State of new Jersey, whichever is greater. The foregoing covenant shall not be deemed as a consent by Landlord to any such holdover nor shall it be construed to constitute consent to the creation of a tenancy or to permitted use and occupancy by Tenant.

         29.      SIGNS

                  The Tenant shall only be permitted to install signage at the leased premises in accordance with Building standard, and at such designated locations as Landlord shall direct. The Tenant shall not have the right to put any identifying signs on the exterior of the Building or roof thereof.

         30.      ESTOPPEL CERTIFICATE

                  Tenant agrees, from time to time as may be requested by Landlord, to execute, acknowledge and deliver to Landlord all or any of the following: an estoppel letter certifying to such party as Landlord reasonably may designate, including any mortgagee, that this lease is in full force and effect and has not been amended, modified or superceded, that Landlord has satisfactorily completed all construction work required by this lease (subject to completion of punchlist items), that Tenant has accepted the leased premises and is now in possession thereof, that Tenant has no defense offsets or counterclaims hereunder or otherwise against Landlord with respect to this lease or the leased premises and Landlord is not in default hereunder (or if any of the foregoing not be the case, specifying in reasonable detail the extent and nature thereof, that Tenant has no knowledge of any pledge or assignment of this lease or rentals hereunder, that rent is accruing under this lease but has not been paid more than one month in advance and the date to which rent has been paid; and any other instrument as may be reasonably requested to be executed by Tenant by any mortgagee of the Property or Building or any interest therein, so long as the rights of Tenant as provided for by this lease are not materially affected by any much other instrument. Tenant's estoppel letter shall be in the form as Landlord or its mortgagee shall hereafter prescribe.

         31.      TRANSFER BY LANDLORD

                  The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the Building or Property (or the owner of a lease of the Building or of the Property) so that in the event of any transfer of title or to lease of said Building or Property, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing, and it shall be deemed and construed as a covenant running with the land without further agreement between the Landlord and Tenant or their successors in interest, or between the Landlord and Tenant and the transferee of title to or lessee of the Building or property, that the transferee or the lessee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

         32.      LIMIT OF LANDLORD'S LIABILITY

                  In case the Landlord shall be a joint venture, partnership, tenancy in common, association or other form of joint ownership, the individual members or entities thereof shall have absolutely no personal liability or obligation with respect to any provision of this lease, or any obligation or liability arising therefrom or in connection therewith, which covenant hereinabove referred to, shall be deemed effective as of the date Landlord completes and delivers the leased premises in accordance with the terms and conditions of the lease and the plans and specifications herein provided, and any liability or obligation of Landlord shall be satisfied out of Landlord's equity in the Property.

         33.      LANDLORD'S RIGHT OF ENTRY AND ALTERATIONS

                  Landlord, or its agents, shall have the right at any time, upon reasonable notice (except in the event of emergency), to enter upon the leased premises to examine the same, to clean windows, or to make such repairs, alterations or improvements as Landlord may deem necessary or proper, and during such operations, may close entrances, doors, corridors, elevators and other facilities, all without any liability to Tenant by reason of interference, inconvenience or annoyance; provided, however, that such work shall not materially reduce area of the leased premises; but if the leased premises are reduced in any amount, the rent paid by Tenant shall be proportionately reduced, and further provided, that such work will be done in such a manner as to cause the least possible interference, inconvenience and annoyance to Tenant. However, this Article shall not be deemed as imposing any duty of Landlord to undertake any of the acts specified herein.

         34.      LANDLORD'S REMEDIES AND EXPENSES

         34.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this lease on successive periodic sums which mature hereunder. Notwithstanding the foregoing, Landlord agrees that all cognizable claims shall be filed in one action.

         34.2 Tenant shall pay, upon demand, all of the Landlord's reasonable costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligation hereinunder.

         35.      LANDLORD'S RESERVED RIGHTS

                  Landlord reserves the following rights:

                  (a) To have access for Landlord and other tenants of the Building to any mail chutes located on the premises according to the rules of the United States Post Office.

                  (b) During the last ninety (90) days of the term, if prior to that time Tenant vacates the leased premises, to decorate, remodel, repair, alter or otherwise prepare the leased premises for re-occupancy.

                  (c) To show the leased premises to prospective tenants or brokers during the last six (6) months of the term of this lease as extended and to prospective purchasers at all reasonable times, provided prior reasonable notice to Tenant in each case is given and Tenant's use and occupancy of the leased premises shall not be materially inconvenienced by any such action of Landlord. Landlord may enter upon the leased premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to tenant. Notwithstanding the foregoing, Landlord agrees that it shall arrange said visitation only by appointment with Tenant.

         36.      RULES AND REGULATIONS

                  Tenant, it employees, agents, servants, licensees and visitors agree to comply with the rules and regulations with respect to the leased premises and Building (hereinafter called the "Rules") as the same shall be applicable to all tenants of the Building. The Rules are set forth at the end of this lease and are expressly made a part hereof as Schedule "F". Landlord shall have the right to make reasonable additions and amendments thereto from time to time; and Tenant, its employees, agents and servants, agree to comply with such additions and amendments after notice from Landlord. All notices with respect to the Rules shall be in writing. The Rules shall not deny Tenant access to the leased premises in excess of the regular work week hours defined in Article 7. Tenant further agrees to furnish to Landlord license and car information as to its employees who may be using the parking lot as may be required by the Landlord, and Tenant further agrees to comply with such reasonable Rules or requirements in connection with the use of the parking facilities as shall be made applicable to all tenants of the Building.

         37.      WAIVERS

                  No delay or forbearance by Landlord in exercising any right or remedy hereunder or undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

         38.      WAIVER OF TRIAL BY JURY

                  It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the leased premises and/or any claim of injury or damage and any emergency or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Annual Basic Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

         39.      SEVERABILITY

                  Each covenant and agreement in this lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this lease or the application thereof shall to any extent be invalid, illegal or unenforceable, the remainder of this lease, and the application of such provision, other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this lease shall be valid and enforceable to the fullest extent permitted by law.

         40.      QUIET ENJOYMENT

                  The Landlord covenants and represents that the Landlord is the owner of the leased premises and has the right and authority to enter into, execute and deliver this lease, and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceable and quietly have, hold and enjoy the leased premises for the term aforementioned.

         41.      LEASE CONSTRUCTION

                  This lease shall be construed pursuant to the laws of the State of New Jersey.

         42.      BINDING EFFECT

                  The terms, covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto, and their respective heirs, successors, executors, administrators and assigns.

         43.      DEFINITIONS

                  The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons, firms and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

         44.      PARAGRAPH HEADING

                  The paragraph headings herein are inserted only as a matter of convenience and for reference, and in no way to define, limit or describe the scope of this lease nor the intent of any provision hereof.

         45.      AMENDMENT AND MODIFICATIONS

                  This lease contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both the Landlord and Tenant and the same shall not be valid unless approved in writing by all mortgagees and holders of any estate or interest in the Building or the Property by virtue or leases or other instruments expressly referred to herein or which are then of record.

         46.      SCHEDULES

                  The following Schedules are referred to in this Lease:

                           SCHEDULE "A" - Legal Description
                           SCHEDULE "B" - Plan
                           SCHEDULE "C" - Intentionally omitted
                           SCHEDULE "D" - Intentionally omitted
                           SCHEDULE "E" - Janitorial Services
                           SCHEDULE "F" - Building Rules and Regulations

         47.      BROKERAGE

                  The parties hereto mutually represent, one to the other, that neither party engaged the services of a real estate broker in connection with the negotiation and consummation of the within transaction.

         48.      NO OPTION

                  The submission of the within lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the leased premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within lease by Landlord and Tenant one to the other.

         49.      RELOCATION

                  From time to time, or at any time during the term of this lease, and on not less than ninety (90) days' notice to Tenant, Landlord shall have the right to move the Tenant out of the leased premises and into comparable space of at least equal area on one single floor in the Building and with no interruption of Tenant's business, except for the normal interruptions that will result form actually moving. In such event, Landlord shall remove, relocate and reinstall Tenant's equipment, furniture and fixtures and redecorate the new space similar and equivalent to the old space, all of which shall be done at Landlord's sole cost and expense. For the balance of the lease term, this lease shall continue in full force and effect and shall apply to the new space as though this lease had originally been for such new space, including, but not limited to, the same obligations to pay Annual Basic Rent and Additional Rent as in this lease now provided.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused it proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:                     FREEHOLD-CRAIG ROAD PARTNERSHIP,
                             a New Jersey partnership



                             BY:      /s/
                                ---------------------------------------------
                             Partner


ATTEST:
                             BY:      /s/ James K.T. Lu
                                ---------------------------------------------
                                      Diamond Entertainment President

ATTEST:
                             BY:      /s/ Jeffrey I. Schillen
                                ---------------------------------------------
                                      Diamond Entertainment Vice President

                                  SCHEDULE "A"



ALL that certain tract or parcel of land and premises described, situate, lying and being in the Township of Freehold, County of Monmouth, State of New Jersey, known as Lot 46.03, Block 4 and more particularly described as follows:

BEGINNING at a point in the westerly right of way line of Route 9 distant four hundred seventy-nine and sixty-one hundredths (479.61) feet northerly of the northeasterly corner of lands now or formerly of Tak Yin and Nei Lee Wong, and running thence (1) along an arc to the left with a radius of thirty (30) feet a distance of fifty-five and forty-two hundredths (55.42) feet to a point of tangency, and thence (2) south eighty two degrees west (S 82' 00' 00" W) four hundred seventy-nine and sixty-one hundredths (479.61) feet a distance of one hundred four and seventy-eight hundredths (104.78) feet to a point, and thence
(3) north eight degrees west (N 8' 00' 00" W) a distance of fifty (50.00) feet to a point, and thence (4) south eighty-two degrees west (S 82' 00' 00" W) a distance of two hundred thirty-five (235.00) feet to a point, and thence (5) north eight degrees west (N 8' 00' 00" W) a distance of four hundred sixty-eight (468.00) feet to a point which is the southwesterly corner of lands now or formerly of Jessie Whelan, and thence (6) along the line of lands of Whelan, North eighty two degrees east (N 82' 00' 00" E) a distance of five hundred (500.00) feet to a point in the westerly right of way line of route 9, and thence (7) southerly along an arc forming the westerly right of way line of Route 9 with a radius of five thousand six hundred sixty-nine and fifty-eight hundredths (5669.58) feet a distance of five hundred thirty-seven and thirty-six hundredths (537.36) feet to a point of tangency, and thence (B) further along the westerly right of way line of Route 9, south seven degrees fifty minutes twenty-three seconds west (S 7' 50' 23" W) a distance of thirty-four and thirty-five hundredths (34.35) feet to the point and place of beginning.

COMPRISING five and two hundredths (5.02) acres. PREPARED by Walter W. Lyon, Jr., P.E. & L.S.

BEING known and designated as Lot 46.03 as shown on subdivision map Block 4, Lot 46, Freehold Township, Monmouth County, NJ made by Walter w. Lyon, Jr., dated July 18, 1984, and revised to October 12, 1984, and filed in the Monmouth County Clerk's Office January 25, 1985, in Case 197-24.

                                  SCHEDULE "E"

                      JANITORIAL MAINTENANCE SPECIFICATIONS
                                       for
                            FREEHOLD EXECUTIVE CENTER

Daily Janitorial Services                     Monday through Friday


Entrance Lobby and all Offices

1.       Entrance lobby will be damp mopped and/or vacuumed nightly.

2.       Remove fingerprints and smudges from all entrance glass doors.

3. Empty and clean waste receptacles, ashtrays. Remove waste to designated area.

4.       Sweep and dust mop all flooring.

5.       Vacuum clean all carpeting.

6. Dust and wipe clean furniture: desks, chairs, tables, bookcases, filing cabinets, etc.

7.       Dust all telephone equipment.

8.       Dust all synthetic plastic on chairs and sofas.

9.       Dust all paneling, mouldings, baseboards, chair rails.

10.      Wash clean and disinfect all water coolers and fountains.

11.      Sweep daily and wet mop as needed all stairways and rails.

12.      Vacuum clean all elevators nightly.

13.      Maintain slop sinks and storage locker in clean and orderly condition.


Lavatory Areas

Thorough scour, disinfect, wash and rinse clean: basins, bowls, urinals and toilet seats including undersides and underlip of bowls and urinals.

Clean, disinfect, and polish all bright work, enameled surfaces, and stainless steel fixtures.

Mirrors and cabinets will be cleaned and polished.

Remove spots and stains from lavatory walls and partitions. Waste receptacles will be washed and disinfected.

Sweep, wash and rinse clean, using disinfectant cleaning solution, all lavatory flooring, daily. Special attention will be given to area of flooring directly under urinals and behind toilet bowls.

Refill all soap, tissue, and towel dispensers.

Security

Notify owner of any faulty locks, lighting and electrical equipment and any irregularities.

Upon completion of work, extinguish all lights (except those requested to be left on), close all windows, lock all doors, and reset any alarm systems.

The Contractor will sign and be responsible for keys to the building, and the keys will be maintained by a person on the job.

General Conditions

Our employees will immediately report to the proper management, any fires, items in need of repair, hazardous conditions, leaky faucets, burned out lights, or any other irregularities. All lost items which may be found, will be turned in immediately. All company and building regulations will be strictly adhered to by our employees and they will be instructed not to disturb any paper on desks or cabinets of the clients. They will stay out of all areas which are not under service and restricted or prohibited to their use.

Lobby and Front Entrance

Constant attention will be given to keeping the lobby and front entrance areas as clean and attractive as possible. Floors will be vacuumed/damp mopped daily. Furniture in waiting rooms or lobby will be dusted and/or washed. Glass inserts of main entrance doors will be cleaned daily. Entrance glass will be thoroughly washed inside and out once per month.

Corridors and Stairwells

All hallway corridors will be cleaned daily. Stairwells will be given special attention. They will be swept and/or vacuumed daily. Washing will be performed as needed.

Elevators

All elevators will be thoroughly vacuumed daily. Paneled walls will be polished as often as needed. Door grooves will be vacuumed out as needed. Stainless steel will be polished.

Floors (VAT)

All VAT flooring will be spray-buffed once per month.

Dust Mopping

All floors will be dust mopped nightly, with special treated long strand cotton mops. These treated mops are replaced regularly with freshly treated and laundered mop heads. This procedure insures the removal of all dust, leaving a dust free floor. Special attention is given to out of the way areas, such as corners and baseboards.

Carpeting

All carpetings are to be vacuumed, nightly, using a Hoover beater type vacuum cleaner.

Room Trim

All windows sills, chair rails, baseboards, mouldings partitions picture frames, etc. below six foot heights, shall be dusted with a specially treated dust cloth at regular intervals. Over six foot heights, shall be dusted on schedule, including tops of partitions, transoms and doors.

Waste Receptacles

Waste receptacles will be emptied, waste removed and placed at assigned locations, nightly, plastic liners will be placed in all waste baskets and replaced as needed.

Furniture and Equipment

All furniture and equipment shall be dusted and polished with specially treated dust cloths and dusting tools.

Ash Trays

All ash trays will be emptied, and damp wiped nightly.

Drinking Fountains

All drinking fountains will be thoroughly cleaned nightly, using a neutral cleaning agent with disinfectant added to assure bacteria free drinking fountains.

Storage, Space and Service Closet

Space will be assigned for the storage of all bulk supplies and equipment necessary for the performance of the work under this contract. All service areas will be kept in a clean and orderly condition.

Window Cleaning

All exterior windows will be cleaned inside and outside, twice per year.

Insurance

Cleaning Service shall carry the following insurance:

         Workman's compensation - Statutory Limits
         Public Liability Insurance - Bodily Injury $500,000/$1,000.000. Umbrella Wrap-Around all Inclusive - $2,000,000. Personal Bond in case of theft - $25,000 minimum per incident.

                                  SCHEDULE "F"

                         BUILDING RULES AND REGULATIONS


         1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor' make or permit any improper noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

         2. Waterclosets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive unusual use of electricity or water is prohibited.

         3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Landlord agrees that Tenant shall be suitably identified.

         4. No contract of any kind with any supplier of towels, water, etc., toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.

         5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except within the prior written consent of Landlord, and shall be done only by contractors approved Landlord. The number and location of telephones, telegraph instruments, electric appliances call boxes, etc., shall be approved by Landlord. No tenant shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

         6. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by the Tenant; and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of the Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates the lease.

         7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant' expense, in settings sufficient in Landlord's judgement to absorb and prevent vibration, noise and annoyance.

         8. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant at a charge of $1.00 per key. Tenant, its agents and employees, shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

         9. Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning the premised, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss due to theft or vandalism from the Leased Premised however occasioned. Landlord, however, shall be responsible for any damage caused or due to the carelessness or negligence of the Landlord, its agents, servants or employees in connection with any such cleaning, subject to the terms and conditions of
Article 21 of the within lease.

         10. No animals of any kind shall be brought into or kept in or about the Premises.

         11. The requirements of Tenant will be attended to only upon the application at the office of the Building. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instruction from the office of the Landlord. Landlord agrees to keep Tenant advised at all times of how to contact the Building Manager.

         12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited. Vending machines for coffee and rolls are permitted.

         13. Tenant shall not conduct, or permit any other person to conduct any auction on the premises, manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling, make any unusual noises in the Building; permit to be played any radio, television, recorded or wire music in such a loud manner so as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Tenant shall not occupy or permit any portion of Premised leased to him to be occupied as an office for a public stenographer or for the possession, storage manufacture or sale of intoxicating beverages, tobacco in any form, or as a barber or manicure shop.

         14. After 6:00 P.M. until 8:00 A.M. on weekdays, and at all hours on Sundays and legal holidays, the Building is closed. Landlord reserves the right to exclude from the Building during such periods, all persons who do not present a pass to the Building signed by Tenant. Each Tenant shall be responsible for all persons for whom he issues such pass and shall be liable to Landlord for all acts of such persons.

         15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color and attached in a manner approved by Landlord.

         16. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         17. There shall not be used in the Premises or in the Building, either by Tenant or by others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and not hand trucks will be allowed in passenger elevators.

         18. Each Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

         19. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         20. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposed in operating the Building.

         (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

         (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

         (c) the right to install and maintain a sign or signs on the exterior of the building;

         (d) the exclusive right to use or dispose of the use of the roof of the building;

         (e) the right to limit the space on the directory of the Building to be allotted to Tenant;

         (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.